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                                                                 Exhibit (12)(a)

WACHOVIA CORPORATION AND SUBSIDIARIES
COMPUTATIONS OF CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

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
                                                                      Six
                                                                   Months                                  Years Ended December 31,
                                                                    Ended       ---------------------------------------------------
                                                                 June 30,
(In millions)                                                        2002         2001        2000       1999       1998       1997
-------------                                                    --------       ------      ------     ------     ------     ------
EXCLUDING INTEREST
  ON DEPOSITS
  Pretax income from continuing
    operations                                                    $ 2,612        2,293         632      4,831      3,965      3,793
  Fixed charges, excluding capitalized
    interest                                                        1,243        3,734       4,963      3,751      3,504      2,526
                                                      -------     -------       ------      ------     ------     ------     ------
        Earnings                                           (A)    $ 3,855        6,027       5,595      8,582      7,469      6,319
                                                      =======     =======       ======      ======     ======     ======     ======
Interest, excluding interest on deposits                          $ 1,159        3,581       4,828      3,645      3,395      2,420
One-third of rents                                                     84          153         135        106        109        106
Capitalized interest                                                   --           --          --         --         --         --
                                                      -------     -------       ------      ------     ------     ------     ------
        Fixed charges                                      (B)    $ 1,243        3,734       4,963      3,751      3,504      2,526
                                                      =======     =======       ======      ======     ======     ======     ======
Consolidated ratios of earnings to
  fixed charges, excluding interest
  on deposits                                         (A)/(B)        3.10X        1.61        1.13       2.29       2.13       2.50
                                                      =======     =======       ======      ======     ======     ======     ======
INCLUDING INTEREST
  ON DEPOSITS
  Pretax income from continuing
    operations                                                    $ 2,612        2,293         632      4,831      3,965      3,793
  Fixed charges, excluding capitalized
    interest                                                        2,994        8,478      10,232      7,805      7,820      6,674
                                                      -------     -------       ------      ------     ------     ------     ------
        Earnings                                           (C)    $ 5,606       10,771      10,864     12,636     11,785     10,467
                                                      =======     =======       ======      ======     ======     ======     ======
Interest, including interest on deposits                          $ 2,910        8,325      10,097      7,699      7,711      6,568
One-third of rents                                                     84          153         135        106        109        106
Capitalized interest                                                   --           --          --         --         --         --
                                                      -------     -------       ------      ------     ------     ------     ------
        Fixed charges                                      (D)    $ 2,994        8,478      10,232      7,805      7,820      6,674
                                                      =======     =======       ======      ======     ======     ======     ======
Consolidated ratios of earnings to
  fixed charges, including interest
  on deposits                                         (C)/(D)        1.87X        1.27        1.06       1.62       1.51       1.57
                                                      =======     =======       ======      ======     ======     ======     ======
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